Exhibit 99.1

Item 6. Selected Financial Data.

The following table sets forth our selected historical financial and operating data for, or as of the end of, each of the five years ended June 30, 2011. The selected historical financial data as of and for the years ended June 30, 2007, 2008, 2009, 2010 and 2011 were derived from our consolidated financial statements that have been audited by Ernst & Young LLP, an independent registered public accounting firm, adjusted for the retrospective presentation impact of changes in accounting guidance related to the presentation of patient service revenue and provision for bad debts and for the adjustment to our balance sheet related to changes in purchase accounting estimates. Dispositions completed during fiscal 2007 and fiscal 2010 have been excluded from all periods presented. See “Executive Overview” included in “Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This table should be read in conjunction with the consolidated financial statements and notes thereto.

	September 30,	September 30,	September 30,	September 30,	September 30,
	Year ended June 30,
	2007	2008	2009	2010	2011
Statement of Operations Data (millions):
Total revenues	$2,389.1	$2,570.1	$2,975.1	$3,224.4	$4,593.6
Costs and expenses:
Salaries and benefits (includes stock compensation of $1.2, $2.5, $4.4, $4.2 and $4.8, respectively)	1,061.4	1,146.2	1,233.8	1,296.2	2,020.4
Health plan claims expense	297.0	328.2	525.6	665.8	686.3
Supplies	420.8	433.7	455.5	456.1	669.9
Other operating expenses	367.6	398.5	461.9	483.9	798.8
Depreciation and amortization	117.0	129.3	128.9	139.6	193.8
Interest, net	123.8	122.1	111.6	115.5	171.2
Monitoring fees and expenses	5.2	6.3	5.2	5.1	31.3
Impairment and restructuring charges	123.8	—	6.2	43.1	6.0
Debt extinguishment costs	—	—	—	73.5	—
Other expenses	(5.0)	0.2	(2.5)	4.0	8.0

Subtotal	2,511.6	2,564.5	2,926.2	3,282.8	4,585.7

Income (loss) from continuing operations before income taxes	(122.5)	5.6	48.9	(58.4)	7.9
Income tax benefit (expense)	11.6	(2.2)	(16.8)	13.8	(9.3)

Income (loss) from continuing operations	(110.9)	3.4	32.1	(44.6)	(1.4)
Loss from discontinued operations, net of taxes	(19.2)	(1.1)	(0.3)	(1.7)	(5.9)

Net income (loss)	(130.1)	2.3	31.8	(46.3)	(7.3)
Less: Net income attributable to non-controlling interests	(2.6)	(3.0)	(3.2)	(2.9)	(3.6)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(132.7)	$(0.7)	$28.6	$(49.2)	$(10.9)

Per Share Data:
Basic earnings (loss) per share	$(2.97)	$(0.01)	$0.64	$(1.10)	$(0.24)
Diluted earnings (loss) per share	(2.97)	(0.01)	0.63	(1.10)	(0.24)
Cash dividends paid per share	—	—	—	—	9.81
Balance Sheet Data (millions):
Cash and cash equivalents	$120.1	$141.6	$308.2	$257.6	$936.6
Assets	2,538.1	2,582.3	2,731.1	2,729.6	4,596.2
Long-term debt, including current portion	1,528.7	1,537.5	1,551.6	1,752.0	2,787.6
Working capital	156.4	217.8	251.6	105.0	334.2
Other Financial Data (millions):
Adjusted EBITDA (a)	$243.5	$266.0	$302.7	$326.6	$423.0
Capital expenditures	164.3	119.8	132.0	155.9	206.5
Cash provided by operating activities	125.6	176.3	313.1	315.2	276.6
Cash used in investing activities	(118.5)	(143.8)	(133.6)	(156.5)	(544.9)
Cash provided by (used in) financing activities	(10.6)	(11.0)	(12.9)	(209.3)	947.3
Unaudited Operating Data continuing operations:
Number of hospitals, end of period	15	15	15	15	26
Number of licensed beds, end of period (b)	4,143	4,181	4,135	4,135	6,201
Discharges (c)	166,873	169,668	167,880	168,370	223,793
Adjusted discharges (d)	277,231	283,250	288,807	295,702	404,178
Net revenue per adjusted discharge (e)	$7,046	$7,321	$7,775	$7,893	$8,889
Patient days (f)	721,832	734,838	709,952	701,265	977,879
Average length of stay (g)	4.33	4.33	4.23	4.17	4.37
Inpatient surgeries (h)	37,227	37,538	37,970	37,320	49,813
Outpatient surgeries (i)	76,606	73,339	76,378	75,969	98,875
Emergency room visits (j)	572,946	588,246	605,729	626,237	924,848
Occupancy rate (k)	48%	48%	47%	46%	43%
Member lives (l)	145,600	149,600	218,700	241,200	245,100

(a)	We define Adjusted EBITDA as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, non-controlling interests, equity method income, stock compensation, gain or loss on disposal of assets, realized gains or losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs, impairment and restructuring charges, pension expense (credits), and discontinued operations, net of taxes. Monitoring fees and expenses represent fees and reimbursed expenses paid to affiliates of The Blackstone Group and Metalmark Subadvisor LLC for advisory and oversight services. Adjusted EBITDA is a measure used by management to evaluate its operating performance. It is reasonable to expect these reconciling items to occur in future periods, but for many of them the amounts recognized can vary significantly from period to period, do not relate directly to the ongoing operations of our healthcare facilities and complicate period comparisons of our results of operations and operations comparisons with other healthcare companies. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow statement data determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, since it does not consider certain cash requirements such as interest payments, tax payments and other debt service requirements. Because Adjusted EBITDA is not a GAAP measure and is susceptible to varying calculations, Adjusted EBITDA, as presented by us, may not be comparable to similarly titled measures of other companies. We believe that Adjusted EBITDA provides useful information as a measurement of our financial performance to investors, lenders, financial analysts and rating agencies on the same basis as that viewed by management. These groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s operating performance compared to that of other companies in the healthcare industry, and to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Adjusted EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of a company’s operating performance. Many of the items excluded from Adjusted EBITDA result from decisions outside the control of operating management and may differ significantly from company to company due to differing long-term decisions regarding capital structure, capital investment strategies, the tax jurisdictions in which the companies operate and unique circumstances of acquired entities. Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating businesses and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams. The following table sets forth a reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders for the respective periods presented (in millions).

	September 30,	September 30,	September 30,	September 30,	September 30,
	Year ended June 30,
	2007	2008	2009	2010	2011
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$(132.7)	$(0.7)	$28.6	$(49.2)	$(10.9)
Interest, net	123.8	122.1	111.6	115.5	171.2
Income tax expense (benefit)	(11.6)	2.2	16.8	(13.8)	9.3
Depreciation and amortization	117.0	129.3	128.9	139.6	193.8
Non-controlling interests	2.6	3.0	3.2	2.9	3.6
Equity method income	(1.0)	(0.7)	(0.8)	(0.9)	(0.9)
Stock compensation	1.2	2.5	4.4	4.2	4.8
Loss (gain) on disposal of assets	(4.0)	0.8	(2.3)	1.8	(0.2)
Realized losses (gains) on investments	—	—	0.6	—	(1.3)
Monitoring fees and expenses	5.2	6.4	5.2	5.1	31.3
Acquisition related expenses	—	—	—	3.1	12.5
Debt extinguishment costs	—	—	—	73.5	—
Impairment and restructuring charges	123.8	—	6.2	43.1	6.0
Pension expense (credits)	—	—	—	—	(2.1)
Loss from discontinued operations net of taxes	19.2	1.1	0.3	1.7	5.9

Adjusted EBITDA	$243.5	$266.0	$302.7	$326.6	$423.0

(b)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(c)	Discharges represent the total number of patients discharged (in the facility for a period in excess of 23 hours) from our hospitals and is used by management and certain investors as a general measure of inpatient volumes.

(d)	Adjusted discharges is used by management and certain investors as a general measure of consolidated inpatient and outpatient volumes. Adjusted discharges is computed by multiplying discharges by the sum of gross inpatient revenues and gross outpatient revenues and then dividing the result by gross inpatient revenues.

(e)	Net revenue per adjusted discharge is calculated by dividing net patient revenues by adjusted discharges and measures the average net payment expected to be received for an episode of service provided to a patient.

(f)	Patient days represent the number of days (calculated as overnight stays) our beds were occupied by patients during the periods.

(g)	Average length of stay represents the average number of days an admitted patient stays in our hospitals.

(h)	Inpatient surgeries represent the number of surgeries performed in our hospitals where overnight stays are necessary.

(i)	Outpatient surgeries represent the number of surgeries performed at hospitals or ambulatory surgery centers on an outpatient basis (patient overnight stay not necessary).

(j)	Emergency room visits represent the number of patient visits to a hospital or freestanding emergency room where treatment is received, regardless of whether an overnight stay is subsequently required.

(k)	Occupancy rate represents the percentage of hospital licensed beds occupied by patients. Occupancy rate provides a measure of the utilization of inpatient rooms.

(l)	Member lives represent the total number of members in PHP, AAHP and MHP as of the end of the respective period.